    As filed with the Securities and Exchange Commission on October 28, 2002
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        SpeechWorks International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                             04-3239151
         (State of Incorporation)          (I.R.S. Employer Identification No.)

                               695 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 428-4444
                    (Address of Principal Executive Offices)

    SpeechWorks International, Inc. Amended and Restated 2000 Employee Stock
                                  Purchase Plan
  SpeechWorks International, Inc. Amended and Restated 2000 Employee, Director
                           and Consultant Stock Plan
                            (Full Title of the Plan)

                               Stuart R. Patterson
                      President and Chief Executive Officer
                         SpeechWorks International, Inc.
                               695 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 428-4444
            (Name, Address and Telephone Number of Agent For Service)

                                 with a copy to:

                              Mark G. Borden, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                        Proposed              Proposed
                                                        Maximum                Maximum               Amount of
Title of Securities to        Amount to be           Offering Price           Aggregate           Registration
be Registered                Registered (1)            Per Share           Offering Price (2)        Fee (2)
----------------------------------------------------------------------------------------------------------------
Common Stock $0.001
par value per share         2,150,000 shares              (2)                $4,866,411             $447.71


================================================================================================================

(1) Consists of 150,000 shares issuable under the SpeechWorks International, Inc. Amended and Restated 2000 Employee Stock Purchase Plan (the "Purchase Plan") and 2,000,000 shares issuable under the SpeechWorks International, Inc. Amended and Restated 2000 Employee, Director and Consultant Stock Plan (the "Stock Plan"). In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon an exercise price of $2.79 per share with respect to options granted to purchase an aggregate of 53,539 shares under the Purchase Plan and the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on October 22, 2002 with respect to the balance of the options registered hereby, 2,096,461, under the Purchase Plan and the Stock Plan.

================================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-43398, other than Item 5 and Item 8, filed by the Registrant on August 10, 2000, relating to the Registrant's Amended and Restated 2000 Employee Stock Purchase Plan and Amended and Restated 2000 Employee, Director and Consultant Stock Plan, are hereby incorporated by reference.

Item 5.  Interests of Named Experts and Counsel.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 28th day of October, 2002.

                                  SPEECHWORKS INTERNATIONAL, INC.

                                  By:     /s/ Stuart R. Patterson
                                          --------------------------------------
                                          Stuart R. Patterson
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of SpeechWorks International, Inc., hereby severally constitute and appoint Stuart R. Patterson, Richard Westelman and Doron Gorshein, Esq. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SpeechWorks International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                     Date
---------                                        -----                                     ----
/s/ Stuart R. Patterson         Chief Executive Officer, President and Director      October 28, 2002
---------------------------
Stuart R. Patterson             (Principal Executive Officer)

/s/ Richard J. Westelman        Chief Financial Officer (Principal Financial and     October 28, 2002
---------------------------
Richard J. Westelman            Accounting Officer)

/s/ Michael S. Phillips         Chief Technology Officer and Director                October 28, 2002
---------------------------
Michael S. Phillips

/s/ William J. O'Farrell        Chairman of the Board                                October 28, 2002
---------------------------
William J. O'Farrell

/s/ Axel Bichara                         Director               October 28, 2002
-------------------------------
Axel Bichara

/s/ Richard Burnes                       Director               October 28, 2002
-----------------------------
Richard Burnes

/s/ Robert Finch                         Director               October 28, 2002
--------------------------------
Robert Finch

/s/ John C. Freker, Jr.                  Director               October 28, 2002
-------------------------------
John C. Freker, Jr.

                                  EXHIBIT INDEX

Number           Description
------           -----------

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-8 filed on August 10, 2002 (File No. 333-43398)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement filed on Form S-1 on June 30, 2000 (File No. 333-35164)).

5.1              Opinion of Hale and Dorr LLP, counsel to the Registrant.

23.1             Consent of Hale and Dorr LLP (included in Exhibit 5.1 hereto).

23.2             Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page of this Registration Statement).